Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

DUOS TECHNOLOGIES GROUP, INC.

(F/K/A INFORMATION SYSTEMS ASSOCIATES, INC.)

As Adopted on

August 22, 2013

Article I. Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of Duos Technologies Group, Inc. (the “Company”) shall be held in June (or such later date as may be established by the board of directors) at the time and place designated by the board of directors of the Company. The annual meeting of shareholders for any year shall be held no later than 13 months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Company.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the board of directors, or when holders of not less than 20 percent of all the shares entitled to vote at the meeting deliver to the Company’s secretary one or more written demands to convene the meeting describing the purpose or purposes for which it will be held. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special meeting.

Section 3. Place. Meetings of shareholders may or may not be held within or without the State of Florida.

Section 4.Notice. Written notice (including, where applicable, any notice required by the rules of the Securities and Exchange Commission) stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail or email to the extent permitted under the rules of the Securities and Exchange Commission, by or at the direction of the chief executive officer, the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage prepaid thereon or when emailed (if authorized). The provisions of Florida Statutes Section 607.0706 as to waiver of notice are applicable.

Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given to a shareholder if: (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two checks in payment of dividends or interest on securities during a 12-month period have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the Company, and returned undeliverable. The obligation of the Company to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time and place are announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

(1)

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders but in no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date was adopted.

The record date for determining shareholders entitled to demand a special meeting is 70 days before the date the first shareholder delivers his or her demand to the Company.

If no prior action is taken by the board of directors, the record date for determining shareholders entitled to take action without a meeting is 70 days before the date the first signed written consent is delivered to the Company under Florida Statutes Section 607.0704. If not otherwise fixed, and prior action is taken by the board of directors, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking related action.

If no record date is fixed by the board of directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is 70 days before the first notice is delivered to shareholders.

A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 7. Shareholder Quorum and Voting. Except as provided by law, a majority of the outstanding shares of each class or series of voting stock then entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders but in no event shall a quorum consist of less than one-third of the shares of each class or series of voting stock then entitled to vote. When a specified item of business is required to be voted on by a class or series of stock, a majority of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

For all matters other than election of directors or as otherwise provided by law, by applicable stock exchange rules, by the articles of incorporation or these bylaws, if a quorum is present, the affirmative vote of the majority of the votes cast for or against a proposal shall be the act of the shareholders. Provided, however that the directors of the Company shall be elected by a plurality of such shares.

After a quorum has been established at a shareholders meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

(2)

Section 8. Voting of Shares. Except as otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

Shares of stock of the Company owned by another corporation, the majority of the voting stock of which is owned or controlled by the Company, shall not be voted, directly or indirectly, at any meeting. Provided, however, that nothing contained herein shall limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, chief executive officer, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy.

Shares held by or under the control of a receiver or a trustee in a bankruptcy proceeding or any assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Company is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect: (i) if only one votes, in person or by proxy, his act binds all; (ii) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (iii) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; (iv) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest; (v) trustees or other fiduciaries holding shares registered in the name of a nominee may cause such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

(3)

Section 9. Proxies. Every shareholder or the shareholder’s authorized attorney-in-fact may authorize another person or persons to act for him by proxy by signing an appointment form either personally or by his attorney in-fact, all to the extent that the shareholder is entitled to vote at a meeting of shareholders. A copy of a proxy appearing to have been transmitted by such person is a sufficient appointment form.

An appointment of proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 10. Advance Notice at Annual Meeting.

(a)  At an annual meeting of shareholders, only such business shall be conducted as is a proper matter for shareholder action under the Florida Statutes and as shall have been properly brought before the meeting.  Matters may be properly brought before the annual meeting, only as follows: (i) brought before the meeting and specified pursuant to the Company’s notice of meeting of the shareholders, (ii) otherwise brought specifically by or at the direction of the board of directors, or (iii) by any shareholder of the Company who was a shareholder of record who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10; provided, that if such matter is proposed on behalf of a beneficial owner it  may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the Company at the time of the giving of the shareholder’s notice provided for in Section 10(b) below.  Clause (iii) above shall be the exclusive means for a shareholder to make nominations and submit other business (other than matters properly included in the Company’s notice of meeting of shareholders and proxy statement under the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”) (if the Company is subject to the Exchange Act)) before an annual meeting of shareholders.

(b) At an annual meeting of shareholders, the following procedures shall apply in order for a matter to be properly brought before the meeting by a shareholder.

(i) For nominations for election to the board of directors to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 10(a), the shareholder must deliver written notice to the secretary at the principal executive offices of the Company on a timely basis as set forth in Section 10(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 10(c). Such shareholder’s notice shall set forth:  (A) as to each nominee such shareholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the board of directors, (6) with respect to each nominee for election or re-election to the board of directors, include a completed and signed questionnaire, representation and agreement required by Section 10(e), and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected) (regardless of whether the Company is subject to the Exchange Act); and (B) the information required by Section 10(b)(iv). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) For business other than nominations for election to the board of directors to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 10(a), the shareholder must deliver written notice to the secretary at the principal executive offices of the Company on a timely basis as set forth in Section 10(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 10(c).  Such shareholder’s notice shall set forth:  (A) as to each matter such shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (2) the text of the proposal to be presented at the meeting, (3) a statement in support of the proposal, (4) a representation that such shareholder intends to appear in person, by remote communication, if applicable, or by proxy at the meeting to bring such business before the meeting, (5) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (6) the class, series and number of shares of the Company which are owned of record and beneficially owned by the shareholder, and (7) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Company’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 10(b)(iv).

(iii) To be timely, the written notice required by Section 10(b)(i) or 10(b)(ii) must be received by the secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company released its proxy materials to its shareholders for the prior year’s annual meeting of shareholders or any longer period provided for by applicable law; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, for notice by the shareholder to be timely, such shareholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later.  Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

(iv) The written notice required by Section 10(b)(i) or 10(b)(ii) shall also set forth, as of the date of the notice and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Company’s books; (B) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 10(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 10(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (with respect to a notice under Section 10(b)(i)) or to carry such proposal (with respect to a notice under Section 10(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

(4)

For purposes of Sections 10 and 11, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial owner:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company,

(B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company,

(C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(D) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A shareholder providing written notice required by Section 10(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) as of the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five  business days prior to any adjournment or postponement thereof.  In the case of an update and supplement pursuant to clause (i) of this Section 10(c), such update and supplement shall be received by the secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting.  In the case of an update and supplement pursuant to clause (ii) of this Section 10(c), such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to any adjournment or postponement thereof.

(d) Notwithstanding anything in Section 10(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there was no appointment of a director made or no public announcement of an appointment of a director to fill such vacancy is made by the Company at least 10 days before the last day a shareholder may deliver a notice of nomination in accordance with Section 10(b)(iii), a shareholder’s notice required by this Section 10 and which complies with the requirements in Section 10(b)(i), other than the timing requirements in Section 10(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class, created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.  For purposes of this Section 10(d), an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of shareholders.

(e) To be eligible to be a nominee for election or re-election as a director of the Company pursuant to a nomination under clause (iii) of Section 10(a), such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 10(b)(iii) or Section 10(d), as applicable) to the secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (i), (ii) or (iii) of Section 10(a).  Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a shareholder intending to make a nomination at a meeting pursuant to Section 10(b)(i) or to propose business at a meeting pursuant to Section 10(b)(ii) does not provide the information in the shareholder’s notice required under Section 10(b)(i) or 10(b)(ii), as applicable, within the applicable time periods specified in this Section 10 (including any update and supplement required under Section 10(c)), or the shareholder (or a qualified representative of the shareholder) does not appear at the meeting to make such nomination or to propose such business, or the Proponents shall not have acted in accordance with the representations required under Section 10(b)(iv)(E), such nomination or proposal shall not be presented for shareholder action at the meeting and shall be disregarded, as determined by the chairman of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(g) In order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.   Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to the rules and regulations under the Exchange Act even if the Company is not otherwise subject to Section 14 of the Exchange Act; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 10(a)(iii) of these bylaws.

(h) For purposes of Sections 10 and 11,

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933.

(5)

Section 11. Advance Notice at Special Meetings.

(a) Special meetings of the shareholders of the Company may be called pursuant to Section 2, provided that such written request is in compliance with the requirements of Section 11(b) (a “Shareholder-Requested Meeting”).  A request to call a special meeting pursuant to Section 2 shall not be valid unless made in accordance with the requirements and procedures set forth in this Section 11.  Except as may otherwise be required by law, the board of directors shall determine, in its sole judgment, the validity of any request under Section 2, including whether such request was properly made in compliance with these bylaws.

(b) For a special meeting called pursuant to Section 2, the board of directors shall determine the time and place of such special meeting, subject to the provisions below with respect to a Shareholder-Requested Meeting.  Following determination of the time and place of the meeting, the secretary shall cause a notice of meeting to be given to the shareholders entitled to vote, in accordance with these bylaws.  For a Shareholder-Requested Meeting, the request shall (i) be in writing, signed and dated by the shareholders who have who delivered the written request for the special meeting, (ii) set forth the purpose of calling the special meeting and include the information required by the shareholder’s notice as set forth in Section 10(b)(i), including the questionnaire, representation and agreement required by Section 10(e) (for nominations for the election to the board of directors) and in Section 10(b)(ii) (for the proposal of business other than nominations), and (iii) be delivered personally or sent by certified or registered mail, return receipt requested, to the secretary at the principal executive offices of the Company.  The shareholder shall also update and supplement such information as required under Section 10(c).  If the board of directors determines that a request pursuant to Section 2 is valid, the board of directors shall determine the time and place, if any, of a Shareholder-Requested Meeting, which time shall be not less than 90 nor more than 120 days after the receipt of such request, and shall set a record date for the determination of shareholders entitled to vote at such meeting in the manner set forth in these bylaws.  No business may be transacted at a special meeting, including a Shareholder-Requested Meeting, otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the board of directors or (ii) by any shareholder of the Company who is a shareholder of record at the time of giving notice provided for in this Section 11(c), who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the Company setting forth the information required by Section 10(b)(i); provided, that if such nominee is proposed on behalf of a beneficial owner it may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the Company at the time of giving notice provided for in this Section 11(c).  In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if written notice setting forth the information required by Section 10(b)(i)  shall be received by the secretary at the principal executive offices of the Company no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  The shareholder shall also update and supplement such information as required under Section 10(c).  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 11, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 12 even though the Company is not subject to the Exchange Act. Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act if the Company is subject to the Exchange Act; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the board of directors and/or proposals of other business to be considered pursuant to Section 2 of these bylaws.

(6)

Article II. Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the board of directors.

Section 2. Qualification. Directors must be natural persons who are 18 years of age or older but need not be residents of this state or shareholders of this Company.

Section 3. Compensation. The board of directors shall have authority to fix the compensation of directors.

Section 4. Number. This Company shall have no less than one and no more than seven directors, the exact number of which shall be established by resolution of the board of directors from time to time, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 5. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In discharging his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented,

(b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence, or

(c) a committee of the board of directors upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has actual knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Company.

Section 6. Presumption of Assent. A director of the Company who is present at a meeting of its board of directors or a committee at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to such meeting or transacting specific business thereat or he votes against such action or abstains from the action taken.

(7)

Section 7. Election and Term. Each person named in the articles of incorporation as a member of the initial board of directors and all other directors appointed by the board of directors to fill vacancies thereof shall hold office until the first or next annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first or next annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Vacancies. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors despite having less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 9. Removal of Directors. At a meeting of the shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause by a vote of the holders of a majority of the shares of each class or series of voting stock present in person or by proxy then entitled to vote at an election of directors.

Section 10. Quorum and Voting. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 11. Director Conflicts of Interest. No contract or other transaction between this Company and one or more of its directors or officers or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Company at the time it is authorized by the board of directors, a committee or the shareholders.

If a majority of directors who have no relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under the Florida Statutes. Provided, however, that a transaction may not be authorized, approved or ratified under this Section by a single director.

(8)

Section 12. Place of Meeting. Regular and special meetings by the board of directors may or may not be held within or without the State of Florida.

Section 13. Time, Notice and Call of Meetings. Regular meetings of the board of directors shall be held without notice immediately following an annual meeting of shareholders. Notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery, any form of electronic notice including email or facsimile transmission at least one day before the meeting.

Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all obligations including, the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the board of directors may be called by the chief executive officer or president of the Company or by any director.

Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 14. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Company, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the board of directors. Action taken by written consent shall be effective when the last director signs the consent unless an effective date is specified in the consent. Such consent shall have the same effect as a unanimous meeting vote.

Section 15. Committees. The board of directors by resolution adopted by a majority of the full board of directors may designate from among its members such committees it deems prudent, such as, but not limited to, an executive committee, audit committee, a compensation committee and a nominating committee. Each committee shall be comprised of two or more members who will serve at the pleasure of the board of directors.

Section 16. Resignation. A director may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

(9)

Article III. Officers

Section 1. Officers. The officers of this Company shall consist of a chief executive officer, a president, a chief financial officer, any vice president(s) designated by the board of directors, a secretary, a treasurer and such other officers as may be designated by the board of directors, each of whom shall be elected by the board of directors from time to time. Any two or more offices may be held by the same person. The failure to elect any of the above officers shall not affect the existence of this Company.

Section 2. Duties. The officers of this Company shall have and perform the powers and duties usually pertaining to their respective offices, the powers and duties prescribed by these bylaws, any additional powers and duties as may from time to time be prescribed by the board of directors and such other duties as delegated by the board of directors and such other duties as delegated by the chief executive officer, including the following:

The chief executive officer shall have general and active management of the business and affairs of the Company subject to the directions of the board of directors.

The president shall be the chief operating officer of the Company, and shall act whenever the chief executive officer shall be unavailable.

The chief financial officer shall be the chief accounting officer. He shall keep correct and complete records of account, showing accurately at all times the financial condition of the Company and be primarily responsible for all filings with the Securities and Exchange Commission.  He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the Company and shall perform such other duties as may be prescribed by the board of directors.

Any other vice president(s) shall perform such duties as may be prescribed by the board of directors or the chief executive officer and shall act whenever the chief executive officer and president shall be unavailable.

The secretary shall have custody of and maintain all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and whenever else required by the board of directors or the president, and shall perform such other duties as may be prescribed by the board of directors.

The treasurer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Company. He shall immediately deposit all funds of the Company coming into his hands in some reliable bank or other depositary to be designated by the board of directors and shall keep this bank account in the name of the Company.

Section 3. Removal of Officers. Any officer may be removed by the board of directors at any time with or without cause.

Any vacancy occurring in any office may be filled by the affirmative vote of a majority of the board of directors.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Resignation of Officers. An officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer’s resignation shall not affect the Company’s contract rights, if any, with the officer.

(10)

Article IV. Stock Certificates

Section 1. Issuance. Every holder of shares in this Company shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Company shall be signed either manually or in facsimile by the president or vice president and the secretary or an assistant secretary and may be sealed with the seal of the Company or a facsimile thereof. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares issued by this Company shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Company will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate.

Each certificate representing shares shall state upon its face: the name of the Company; that the Company is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 3. Transfer of Stock. The Company shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a broker-dealer which is a member of the Medallion Signature Guarantee Program.

Section 4. Off-Shore Offerings. In all offerings of equity securities pursuant to Regulation S of the Securities Act of 1933 (the “Act”), the Company shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption under the Act.

Section 5. Lost, Stolen or Destroyed Certificates. The Company shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Company may direct, to indemnify the Company, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Company.

(11)

Article V. Corporate Records

Section 1.Corporate Records. This Company shall keep correct and complete records and accurate books of account and shall keep as permanent records minutes of all meetings and actions taken without a meeting of its shareholders, board of directors and any committee of the board of directors.

This Company shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

The Company shall keep a copy of the following records: (i) its articles or restated articles of incorporation and all amendments to them currently in effect; (ii) its bylaws or restated bylaws and all amendments to them currently in effect; (iii) resolutions adopted by its board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) the minutes of all shareholders’ and board of directors’ meetings and records of all action taken by shareholders and board of directors without a meeting for the past three years; (v) written communications to all shareholders generally or all shareholders of a class or series within the past three years including the financial statements furnished for the past three years; (vi) a list of the names and business street addresses of its current directors and officers; and (vii) its most recent annual report delivered to the Department of State.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders’ Inspection Rights. A shareholder of the Company, his agent or attorney is entitled to inspect and copy, during regular business hours at the Company’s principal office, the Company’s articles or restated articles of incorporation and all amendments, the bylaws or restated bylaws and all amendments, resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations if shares issued pursuant to those resolutions are outstanding, the minutes of the shareholders meetings and records of all actions taken by shareholders without a meeting for the past three years, written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years as required by law, a list of the names and business street address of the Company’s current directors and officers and the Company’s most recent annual report delivered to the Department of State, if prior to his inspection he has given the Company written notice of his demand at least five business days before the date on which he wishes to inspect and copy. A shareholder of the Company is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Company, excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the Company, minutes of any meetings of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, accounting records of the Company, the records of shareholders, and any other books and records if his demand is made in good faith and for a proper purpose, he describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose and he gives the Company written notice of his demand at least five business days before the date on which he wishes to inspect and copy.

Section 3. Financial Information. Unless ratified by resolution of the shareholders, the Company shall prepare and mail to its shareholders within 120 days after the close of each fiscal year annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, a statement of cash flow for that year and if such financial statements are reported upon by a public accountant, his report.

(12)

Article VI. Distributions to Shareholders

The board of directors of this Company may, from time to time, authorize and the Company may make distributions on its shares in cash, property or its own shares, except when the Company (i) would not be able to pay its debts as they become due in the usual course of business or (ii) the Company’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation.

The board of directors may base a determination that a distribution is not prohibited under (i) or (ii) above either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

Article VII. Corporate Seal

The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

Article VIII. Amendment

These bylaws may be repealed or amended, and new bylaws may be adopted, by the board of directors or the shareholders in accordance with Section 607.1020 of the Florida Business Corporation Act.

Article IX. Governing Law; Forum for Adjudication of Disputes

            These bylaws and the internal affairs of the Company shall be governed by and interpreted under the laws of the State of Florida, excluding its conflict of laws principles. Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court of Martin County (or the appropriate Florida federal court) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Florida Statutes or the Company’s Articles of Incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

(13)